Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form 8-K No. 000-53697) pertaining to acquisition of Coronus Energy Corp. of our report dated August 4, 2009, with respect to the financial statements of Coronus Energy Corp. for the period from June 23, 2009 (date of inception) to June 30, 2009.

Vancouver, Canada	CHANG LEE LLP
November 5, 2009	Chartered Accountants